Exhibit 99.1

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

-- Recent Close of $43.5 Million Printing Facility Sale Resolves Legacy Pension Liabilities; Enhances Financial Position and Flexibility --

DALLAS –  DallasNews Corporation (Nasdaq: DALN) (the “Company”), the Dallas-based holding company of The Dallas Morning News and Medium Giant, today reported financial results for the fourth quarter and full year 2024.

Grant Moise, Chief Executive Officer, said, “2024 was a significant year for the Company as we began the transition of our printing and distribution facility to one that is 90 percent smaller and significantly more efficient. This change provides the Company with a source of funds to invest back into our digital assets, while simultaneously moving us closer to sustainable profitability. These operational changes, also allow us to invest in our journalism, which is the heartbeat of our business. In 2024, our newsroom published ambitious projects ranging from Texas’ excessive use of toll roads to an investigative series about why tens of thousands of Americans die from preventable bleeding each year. Last, but not least, Medium Giant’s bottom line contribution to the Company has improved significantly, and we look forward to continued improvement in its profit margin.”

    For the fourth quarter of 2024, the Company reported net income of $4.0 million, or $0.74 per share, and an operating loss of $1.8 million.  The fourth quarter 2024 net income includes a non-cash tax benefit of $5.3 million resulting from a reduction in the valuation allowance for deferred tax assets. The deferred tax assets were determined to be realizable due to the income from the sale of the Company’s Plano, TX printing facility.  In the fourth quarter of 2023,  the Company reported a net loss of $2.2 million, or $(0.41) per share, and an operating loss of $2.5 million, which includes expense of $2.7 million related to the 2023 Voluntary Severance Program.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

For the fourth quarter of 2024, on a non-GAAP basis, DallasNews reported an operating loss adjusted for certain items (“adjusted operating income (loss)”) of $1.3 million, a decrease of $1.9 million when compared to adjusted operating income of $0.6 million reported in the fourth quarter of 2023. The decline is primarily due to a total revenue decrease of $2.9 million, partially offset by expense savings of $0.6 million in employee compensation and benefits, and $0.5 million in newsprint.

For the full year 2024,  the Company reported net income of $0.1 million, or $0.02 per share, and an operating loss of $7.1 million,  which includes severance expense of $2.8 million for the anticipated headcount reductions resulting from the transition to a smaller, more efficient printing facility.  The 2024 net income includes a non-cash tax benefit of $5.0 million, primarily resulting from a reduction in the valuation allowance for deferred tax assets. For the full year 2023, the Company reported a net loss of $7.1 million, or $(1.33) per share, and an operating loss of $8.1 million.

For the full year 2024, on a non-GAAP basis, the Company reported an adjusted operating loss of $1.6 million, an improvement of  $1.1 million when compared to an adjusted operating loss of $2.7 million reported for the full year 2023.

The improvement is primarily due to expense savings of $6.5 million in distribution, $5.5 million in employee compensation and benefits expense, and $3.5 million in newsprint,  partially offset by a total revenue decline of $14.3 million. The $6.5 million expense savings in distribution and total revenue decline of $14.3 million are primarily the result of the Company’s strategic decision to exit its shared mail program and discontinue print-only editions of its niche publications at the end of August 2023.

Fourth Quarter Results

Total revenue was $31.1 million in the fourth quarter of 2024,  a decrease of $2.9 million or 8.5 percent when compared to the fourth quarter of 2023.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

Revenue from advertising and marketing services, including print and digital revenues, was $11.5 million in the  fourth quarter of 2024,  a decrease of $1.3 million or 10.3 percent when compared to the $12.8 million reported for the fourth quarter of 2023. The decline is primarily due to a $1.1 million or 16.6 percent reduction in print advertising revenue.

Circulation revenue was $16.3 million in the fourth quarter of 2024,  a  decrease of $0.8 million or 4.7 percent when compared to the fourth quarter of 2023, primarily due to a $0.7 million or 5.5 percent decline in print circulation revenue, which includes the impact of additional single copy revenue generated in 2023 related to the Texas Rangers World Series win.

Printing, distribution and other revenue was $3.2 million, a decrease of $0.8 million or 19.4 percent when compared to the fourth quarter of 2023,  primarily resulting from a canceled commercial printing partnership, and nonrecurring revenue generated in 2023 from Texas Rangers World Series product sales.

Total consolidated operating expense in the fourth quarter of 2024, on a GAAP basis, was $32.8 million, an improvement of $3.6 million or 9.9 percent when compared to the fourth quarter of 2023. The improvement is primarily due to expense savings of $3.3 million in employee compensation and benefits, including severance, and $0.5 million in newsprint.

On a non-GAAP basis, adjusted operating expense was  $32.4 million, an improvement of $1.0 million or 2.9 percent when compared to the fourth quarter of 2023.

Full Year Results

Total revenue was $125.4 million for the full year 2024, a decrease of $14.3 million or 10.2 percent when compared to the full year 2023.

Revenue from advertising and marketing services, including print and digital revenues, was $47.9 million in 2024, a decrease of $11.1 million or 18.9 percent when compared to the $59.0 million reported for the full year 2023.  Excluding the $10.7 million reduction in print advertising revenue resulting from the Company ending its shared mail program and print-only

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

niche publications, print advertising revenue declined $1.4 million or 5.7 percent, partially offset by an improvement of $1.0 million or 6.5 percent in marketing and media services revenue, driven by two customer contracts that began in 2024.

Circulation revenue was $64.9 million for the full year 2024,  a  decrease of $0.5 million when compared to the full year 2023.  The digital-only subscription revenue increase of $1.9 million or 11.7 percent, mostly offset the print circulation decline of $2.4 million or 4.8 percent.

Printing, distribution and other revenue decreased $2.7 million, or 17.7 percent, to $12.6 million, primarily due to reductions in revenue from commercial printing and distribution,  including the loss of $0.9 million in revenue from a canceled commercial printing partnership,  as well as a reduction in revenue from mailed advertisements for business customers.

Total consolidated operating expense for the full year 2024, on a GAAP basis, was $132.4 million, an improvement of $15.3 million or 10.4 percent compared to the full year 2023.  The improvement is primarily due to expense savings of $6.5 million in distribution,  $5.5 million in employee compensation and benefits expense,  including severance, and $3.5 million in newsprint, partially offset by $0.5 million in additional lease expense related to moving to a smaller printing facility.

On a non-GAAP basis, adjusted operating expense was $127.0 million, an improvement of $15.4 million or 10.8 percent when compared to $142.4 million of adjusted operating expense in the full year 2023.

As of December 31,  2024,  the Company had 526 employees, a  headcount decrease of 75 or 12.5 percent when compared to the prior year period, not including employees departing in 2025 when the transition to the new printing facility is complete.  Cash and cash equivalents were $9.6 million at December 31, 2024, and the Company has no debt.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

Segment Information

The Company determined it has the following two reportable segments:

•

TDMN primarily generates revenue from subscriptions and retail sales of The Dallas Morning News, and sales of advertising within its newspaper and on related digital platforms by Medium Giant’s cross-functional sales team.

•	Agency generates revenue from the services offered by the Company’s full-service advertising agency, Medium Giant.

The primary measure of segment profitability utilized by the Chief Operating Decision Maker (“CODM”) is segment profit (loss), which excludes Corporate and Other costs that are not associated with the ongoing operations of the segments. Reconciliation of segment profit (loss) to consolidated operating loss, and disaggregated revenue by reportable segment and revenue source are included in the exhibits to this release.

Update on Nasdaq Compliance

The Company has reported shareholders’ equity of $6.8 million as of December 31, 2024. Accordingly, the Company was in compliance with the minimum stockholders’ equity continued listing standard set forth under Rule 5550(b)(1) of the Nasdaq Listing Rules (the “Stockholders’ Equity Requirement”) as of December 31, 2024 and believes that it is in compliance with the Stockholders’ Equity Requirement as of the date of this release.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

Non-GAAP Financial Measures

The CODM uses adjusted operating income (loss) for the purposes of evaluating consolidated performance and allocating resources.

Reconciliations of operating loss to adjusted operating income (loss) and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

The Company calculates adjusted operating income (loss) by adjusting operating loss to exclude depreciation, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Tuesday,  March 18, 2025, at 9:00 a.m.  CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the conference call, dial 1-800-715-9871 and provide the following access code when prompted: 4679948.  A replay line will be available at 1-800-770-2030 until 11:59 p.m. CDT on April 1, 2025.  The access code for the replay is 4679948#.

DallasNews Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

March 17, 2025

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant.

The Dallas Morning News, Texas’ leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes.

Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

Statements in this communication concerning the Company’s planned transition of print operations;  expense savings related to the transition, the Company’s business outlook or future economic performance, revenues, expenses, cash balance, investments, business initiatives, working capital, dividends, future financings, and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; the timeline for transitioning print operations; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the Company’s board of directors will approve a quarterly dividend in the future or that the Company’s financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this communication, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
In thousands, except share and per share amounts (unaudited)	2024	2023	2024	2023
Net Operating Revenue:
Advertising and marketing services	$11,493	$12,807	$47,900	$59,038
Circulation	16,348	17,148	64,891	65,349
Printing, distribution and other	3,247	4,028	12,600	15,309
Total net operating revenue	31,088	33,983	125,391	139,696
Operating Costs and Expense:
Employee compensation and benefits	15,020	18,271	63,923	69,445
Other production, distribution and operating costs	16,060	15,909	61,663	68,008
Newsprint, ink and other supplies	1,369	1,881	5,256	8,793
Depreciation	391	402	1,607	1,520
Total operating costs and expense	32,840	36,463	132,449	147,766
Operating loss	(1,752)	(2,480)	(7,058)	(8,070)
Other income, net	445	340	2,233	1,422
Loss Before Income Taxes	(1,307)	(2,140)	(4,825)	(6,648)
Income tax provision (benefit)	(5,278)	67	(4,956)	464
Net Income (Loss)	$3,971	$(2,207)	$131	$(7,112)

Per Share Basis (1)
Net income (loss)
Basic	$0.74	$(0.41)	$0.02	$(1.33)
Diluted	$0.74	$(0.41)	$0.02	$(1.33)
Number of common shares used in the per share calculation:
Basic	5,352,490	5,352,490	5,352,490	5,352,490
Diluted	5,352,490	5,352,490	5,352,490	5,352,490

(1)

The Company’s Series A and Series B common stock equally share in the distributed and undistributed earnings. There were no options or RSUs outstanding as of December 31,  2024 and 2023, that would result in dilution of shares or the calculation of EPS under the two-class method as prescribed under ASC 260 – Earnings Per Share.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
In thousands (unaudited)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$9,594	$11,697
Short-term investments	—	10,781
Accounts receivable, net	10,662	9,923
Other current assets	4,087	4,532
Total current assets	24,343	36,933
Property, plant and equipment, net	12,633	7,099
Operating lease right-of-use assets	17,434	16,141
Deferred income taxes, net	5,609	271
Other assets	1,824	1,790
Total assets	$61,843	$62,234
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,808	$3,963
Accrued compensation and other current liabilities	11,498	10,449
Contract liabilities	8,689	9,511
Total current liabilities	24,995	23,923
Long-term pension liabilities	11,764	17,353
Long-term operating lease liabilities	17,379	16,924
Other liabilities	892	1,076
Total liabilities	55,030	59,276
Commitments and contingencies
Total shareholders' equity	6,813	2,958
Total liabilities and shareholders’ equity	$61,843	$62,234

DallasNews Corporation and Subsidiaries

Disaggregated Revenue by Reportable Segment and Revenue Source

	Three Months Ended December 31,		Years Ended December 31,
In thousands (unaudited)	2024	2023	2024	2023
TDMN
Print advertising (1)	$5,313	$6,373	$22,914	$35,045
Digital advertising (2)	2,245	2,194	8,633	8,634
Agency
Marketing and media services (2)	3,935	4,240	16,353	15,359
Advertising and Marketing Services	$11,493	$12,807	$47,900	$59,038

TDMN
Print circulation	11,852	12,545	46,671	49,034
Digital circulation	4,496	4,603	18,220	16,315
Circulation	$16,348	$17,148	$64,891	$65,349

TDMN	3,247	4,028	12,600	14,884
Agency	—	—	—	425
Printing, Distribution and Other	$3,247	$4,028	$12,600	$15,309

Total Revenue	$31,088	$33,983	$125,391	$139,696

(1)

The year ended December 31, 2023, includes $10,748 of revenue generated from the Company’s shared mail program to deliver weekly preprints, as well as advertising in the print-only editions of its niche publications. At the end of August 2023, the Company made the strategic decisions to exit its shared mail program and discontinue print-only editions of its niche publications.

(2)	Prior to the segment reporting change, digital advertising, and marketing and media services revenues were reported in aggregate.

DallasNews Corporation

Reconciliation of Segment Profit (Loss) to Operating Loss

	Three Months Ended December 31,		Years Ended December 31,
In thousands (unaudited)	2024	2023	2024	2023
TDMN
Net operating revenue	$27,153	$29,743	$109,038	$123,912

Employee compensation and benefits	10,520	11,055	41,682	46,169
Other production, distribution and operating costs	11,702	11,668	42,746	50,773
Newsprint, ink and other supplies	1,250	1,586	4,606	8,341
Operating costs and expense	23,472	24,309	89,034	105,283
TDMN Segment Profit	$3,681	$5,434	$20,004	$18,629

Agency
Net operating revenue	$3,935	$4,240	$16,353	$15,784

Employee compensation and benefits	2,067	2,323	8,720	9,877
Other production, distribution and operating costs	1,672	1,452	7,232	6,901
Newsprint, ink and other supplies	119	295	650	452
Operating costs and expense	3,858	4,070	16,602	17,230
Agency Segment Profit (Loss)	$77	$170	$(249)	$(1,446)

Total Segment Profit	$3,758	$5,604	$19,755	$17,183
Reconciling items:
Corporate and Other	(5,510)	(8,084)	(26,813)	(25,253)
Operating Loss	$(1,752)	$(2,480)	$(7,058)	$(8,070)

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Income (Loss)

	Three Months Ended December 31,		Years Ended December 31,
In thousands (unaudited)	2024	2023	2024	2023
Total net operating revenue	$31,088	$33,983	$125,391	$139,696
Total operating costs and expense	32,840	36,463	132,449	147,766
Operating Loss	$(1,752)	$(2,480)	$(7,058)	$(8,070)

Total operating costs and expense	$32,840	$36,463	$132,449	$147,766
Less:
Depreciation	391	402	1,607	1,520
Severance expense	45	2,673	3,803	3,834
Adjusted Operating Expense	$32,404	$33,388	$127,039	$142,412

Total net operating revenue	$31,088	$33,983	$125,391	$139,696
Adjusted operating expense	32,404	33,388	127,039	142,412
Adjusted Operating Income (Loss)	$(1,316)	$595	$(1,648)	$(2,716)